Exhibit 4.8

OWENS & MINOR HEALTHCARE, INC.

BYLAWS

ARTICLE I

Meetings of Shareholders

1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.

1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held on such date as the Board of Directors of the Corporation may designate from time to time.

1.3 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, Chief Executive Officer of the Corporation, or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4 Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address that appears in the share transfer books of the Corporation. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5 Quorum. Except as otherwise required by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

1.6 Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than seventy (70)

days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

ARTICLE II

Directors

2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of Directors shall not be less than three (3).

2.3 Election of Directors.

(a) Directors shall be elected at the annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies thus existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors.

(d) A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.4 Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the President, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, telegraph or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at meetings.

ARTICLE III

Officers

3.1 Election. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. Other officers may be specified by the Board of Directors and may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two or more officers may be combined in the same person as the Board of Directors may determine.

3.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the number of Directors fixed by these Bylaws. Vacancies may be filled at any meeting of the Board of Directors.

3.3 Other Officers. Other officers may from time to time be elected by the Board, including, without limitation, a Treasurer, a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice President or Senior Vice President), Assistant Secretaries and Assistant Treasurers.

3.4 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

3.5 Duties of the Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President of the Corporation, as designated by the Board of Directors. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation, shall be primarily responsible for the implementation of policies of the Board of Directors and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided elsewhere in these Bylaws. The Chief Executive Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

3.6 Duties of the President. Subject to the direction and control of the Board of Directors and the Chief Executive Officer (if the President is not also the Chief Executive Officer), the President shall supervise and control the operations of the Corporation and shall have such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer (if the President is not also the Chief Executive Officer) or as are provided elsewhere in these Bylaws. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

3.7 Duties of the Vice Presidents. Each Vice President of the Corporation shall have powers and duties as may from time to time be assigned to him by the Board of Directors or the President. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

3.8 Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as the Board of Directors from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

3.9 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and all committees of the Board, and the shareholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

3.10 Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors or the President.

ARTICLE IV

Capital Stock

4.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

4.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors, may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

4.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

4.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE V

Miscellaneous Provisions

5.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Board of Directors.

5.2 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors. The Company shall also keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

5.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

5.4 Amendment of Bylaws. These Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws that, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

5.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held in this Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the President may attend in person any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such shares or other securities of such other corporation.